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Exhibit 5.1

Gowling Lefleur Henderson LLP

Calgary, Alberta, Canada

February 13, 2004

JED Oil Inc.

Suite 2600, 500 - 4th Avenue S.W.

Calgary, Alberta, Canada T2P 2V6

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

        We are corporate counsel for JED Oil Inc., an Alberta, Canada corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 1,725,000 shares of its common stock ("Common Stock") through a Registration Statement on Form S-1 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

        In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

    Articles of Incorporation, and amendments thereto, of the Company as filed in Alberta, Canada;

    Corporation minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

    The Registration Statement and the Prospectus contained with in the Registration Statement;

    The other exhibits of the Registration Statement.

        We have examined such other documents and records, instruments and Certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

        Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and non-assessable under Alberta, Canada law.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

Very truly yours,
/s/ GOWLING LEFLEUR HENDERSON LLP Gowling Lefleur Henderson LLP

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